EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is dated as of August 16, 1999 between OnHealth Network Company ("OnHealth") and Ronald M. Stevens ("Stevens").

                                    RECITALS

         A. OnHealth is engaged in the business of providing health-related information and analysis, products, services, applications and tools to the general public through an Internet web site located at WWW.ONHEALTH.COM. OnHealth may in the future expand its business to additional markets and media.

         B. OnHealth intends to employ Stevens as Chief Financial Officer. This Agreement is intended to memorialize the employment relationship between OnHealth and Stevens, and to provide Stevens with various benefits, including severance benefits, if his employment is terminated under certain circumstances.

         C. As Chief Financial Officer, Stevens will hold a sensitive position with access to, and requiring knowledge of, OnHealth's proprietary and commercially valuable information, including trade secrets. Stevens also may have contact with OnHealth's valued advertisers, licensees, licensors, distributors, contributors and viewers (collectively, "OnHealth Business Partners"). Unauthorized use or disclosure of such information, or interference with OnHealth's relationships with OnHealth Business Partners, could cause OnHealth irreparable injury. This Agreement also is intended to assure that OnHealth's proprietary information and materials and relationships with OnHealth Business Partners will be protected both during and after Stevens' employment. Stevens understands the need for this commitment, and acknowledges that OnHealth would not have entered into this Agreement without his consent to the confidentiality provisions and restrictive covenants in this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of Stevens' employment by OnHealth, Stevens' receipt of benefits under this Agreement and the other mutual covenants in this Agreement, the parties agree as follows:

         1. EMPLOYMENT OF STEVENS. OnHealth shall employ Stevens, and Stevens shall serve as an employee of OnHealth, on the terms and conditions in this Agreement.

         2. POSITION AND DUTIES. Stevens shall serve as Chief Financial Officer and shall perform such duties as OnHealth may from time to time assign and which are ordinarily and customarily assigned to an employee occupying the position held by Stevens. Stevens shall devote his full business time and attention and best efforts to OnHealth's business and affairs, except with OnHealth's prior approval in case of (a) leaves of absence and vacation, all in accordance with OnHealth's employment policies in effect from time to time; and (b) service on corporate, civil or charitable boards or committees involving no conflict of interest with


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OnHealth's  interests  and  not  significantly   interfering  with  the  regular
performance of his OnHealth duties.

         3. COMPENSATION AND RELATED MATTERS. During his employment under this Agreement, Stevens shall receive the following compensation and benefits:

                  (a) BASE SALARY. Stevens shall receive a base salary ("Base Salary") at an annual rate of $125,000. Stevens' Base Salary may be reviewed in accordance with OnHealth's regular compensation practices. Base Salary shall be paid in substantially equal periodic installments, but not less frequently than monthly.

                  (b) BONUS. Stevens shall be entitled to be considered for an annual cash bonus of up to $50,000, depending upon his achievement of milestones to be agreed between OnHealth and Stevens within 60 days of the execution of this Agreement; PROVIDED, that any cash bonus paid for achievement of 1999 milestones shall be one-third (1/3) of the annual amount determined by the Board. Cash bonuses paid for subsequent years shall be determined on a calendar year basis. Cash bonuses shall be payable within 90 days of the end of the calendar year or at such time as cash bonuses are generally distributed to eligible employees. In order to receive a cash bonus, Stevens must be actively employed on the date bonuses are paid. The milestones for future years may be adjusted in accordance with OnHealth's regular compensation and performance evaluation practices.

                  (c) FRINGE BENEFITS. Stevens may participate in all benefit programs that OnHealth from time to time makes available to other employees holding positions similar to that of Stevens, subject to applicable eligibility rules.

                  (d) STOCK OPTIONS. Stevens will receive options to purchase 150,000 shares of OnHealth's common stock with an exercise price per share equal to OnHealth's closing price on the effective date of this Agreement. In connection with these options, Stevens understands and agrees as follows:

                      i.       the term of the options will be ten years;

                     ii. 37,500 of the 150,000 shares will vest after completion of one year employment, and thereafter, the remaining 112,500 shares will vest on a continuous basis over the subsequent three (3) years of employment at a rate of 3,125 shares per month.

                     iii. in the event of a change in control such that any individual, partnership, trust or other entity becomes after the effective date of Stevens' employment with OnHealth the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of OnHealth's outstanding securities ordinarily having the right to vote at elections of directors of OnHealth, this option and all of the shares of common stock part of the option shall become immediately exercisable, whether or not


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such option had become  exercisable prior to the change of control  transaction, provided that such event does not preclude a "pooling of interest" transaction by the parties;

                      iv. Stevens' rights under options are governed by the 1997 Stock Option Plan, as amended from time to time ("Plan"); and,

                       v. the Plan gives the Administrator (i.e., OnHealth's Board or designated Committee thereof) the power to administer and interpret the Plan and to make and amend rules, regulations and guidelines for administering the Plan.

If the Board approves a transaction which involves the issuance or transfer of more than 50% of OnHealth's voting securities or if the Administrator otherwise determines that a transaction constitutes a change of control, Stevens' unvested options shall accelerate as provided in the Plan. OnHealth shall hold Stevens harmless from any federal excise tax liability arising out of any such acceleration and from any federal income tax liability on any payments made by OnHealth in respect of such excise tax.

                  (e) EXPENSES. In accordance with OnHealth policies, Stevens shall be reimbursed for all reasonable expenses he incurs in connection with his OnHealth duties upon presentation of such documentation as OnHealth may require from time to time.

         4. TERMINATION. Stevens' employment under this Agreement shall continue indefinitely, until terminated by OnHealth or Stevens as provided in this Paragraph 4.

                  (a) DUE TO DEATH OR PERMANENT DISABILITY. Stevens' employment shall terminate upon his death or permanent disability.

                  (b) BY ONHEALTH. OnHealth may terminate Stevens' employment at any time, with or without Just Cause. OnHealth shall have "Just Cause" if its
Board of Directors determines that Stevens has committed an act or acts constituting any of the following: (i) dishonesty or fraud in connection with his duties for OnHealth; (ii) disclosure of confidential or private information regarding OnHealth; (iii) sexual harassment or other violation of laws prohibiting discrimination in connection with his duties for OnHealth; (iv) materially aiding a competitor of OnHealth; (v) misappropriation of a business opportunity of OnHealth; (vi) misconduct or negligence in the performance of his duties for OnHealth; or, (vii) a felony conviction.

                  (c) BY STEVENS. Stevens may terminate his employment at any time, with or without Good Reason. Stevens shall have "Good Reason" to terminate in the event of (i) a forced relocation of the place for Stevens' performance of his duties reasonably requiring a move of more than 50 miles in Stevens' residence; or, (ii) a material breach of a material provision of this Agreement, which breach remains uncured thirty days after written notice of such breach is


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delivered to OnHealth. Good Reason shall not exist if OnHealth contemporaneously has Just Cause to terminate Stevens' employment.

         5.       PAYMENTS UPON TERMINATION.

                  (a) If Stevens' employment is terminated (i) due to Stevens' death or permanent disability; (ii) by OnHealth for Just Cause; or (iii) by Stevens without Good Reason, OnHealth shall pay Stevens' Base Salary through the date of termination, and provide such other payments and benefits as applicable law may require.

                  (b) If Stevens' employment is terminated (i) by OnHealth without Just Cause; or (ii) by Stevens for Good Reason, then OnHealth shall provide the following benefits, as liquidated damages or severance benefits, or both:

                       i. OnHealth will continue to pay Stevens' Base Salary for a period of 12 months (the "Severance Period").

                      ii. OnHealth will permit the unvested stock options under Stevens' Stock Option Agreement which otherwise would vest during the Severance Period to vest as if Stevens still were employed during that time.

As a condition to these benefits, Stevens shall provide consulting services to OnHealth on a reasonable basis during the Severance Period. However, OnHealth's obligations under Paragraph 5(b) shall immediately cease if Stevens breaches any of the covenants in Paragraphs 6 through 9 of this Agreement, and Stevens shall repay to OnHealth all amounts previously paid to Stevens during the period of such breach. The amounts withheld and the amounts repaid are intended by the parties as a reasonable forecast of only some of the damages that would result from Stevens' breach of Paragraphs 6, 7, 8 or 9, and not as a penalty. Stevens' repayment obligation in this Paragraph 5(b) shall not preclude OnHealth's exercise of any other right or remedy available to it at law or in equity.

                  (c) Termination of Stevens' employment shall not waive any of OnHealth's rights in Paragraphs 6 through 9.

         6.       CONFIDENTIALITY.

                  (a) "Confidential Information" means all information, and all documents and other tangible things which record it, relating to or used in OnHealth's business, whether or not a "trade secret", which is not generally known to OnHealth's competitors and is disclosed to or developed by Stevens as a result of employment with OnHealth. Confidential Information includes the following especially sensitive information: (i) OnHealth's production processes and techniques; (ii) OnHealth's marketing plans and strategies; (iii) OnHealth's finances; (iv) the identity of and special business relations with, OnHealth Business Partners; (v) OnHealth's

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software and business records, and (vi) any other information or documents which
Stevens is told or reasonably ought to know OnHealth regards as confidential.

                  (b) Stevens shall hold Confidential Information in the strictest confidence, comply with all of OnHealth's instructions for preserving its confidentiality, and use it only to further OnHealth's business. Except as OnHealth may direct, Stevens shall not directly or indirectly copy, disclose or use Confidential Information. Stevens' Paragraph 6 obligations shall remain in effect with respect to particular information until the sooner of (i) the longest time permitted by applicable law; and (ii) when that information has been publicly disclosed by OnHealth, or otherwise is known to competitors without Stevens' fault.

         7. RETURN OF DOCUMENTS. At termination of employment, or earlier if requested, Stevens (or if deceased, his personal representative) shall promptly surrender to OnHealth, without retaining copies, all tangible things which are or contain Confidential Information. Stevens also shall return all files, correspondence, memoranda, computer software and print-outs, work papers, files, client lists, telephone/address books, rolodex cards, appointment books, calendars, and other tangible things which OnHealth gave to Stevens, or which Stevens created in whole or part within the scope of his employment, even if they do not contain Confidential Information.

         8. INTELLECTUAL PROPERTY. "Intellectual Property" includes but is not limited to discoveries, developments, concepts, marks, ideas, improvements to existing processes, procedures, products, formulas and techniques, and all other matters ordinarily intended by the words "intellectual property," whether or not patentable or copyrightable, or otherwise able to be registered.

                  (a) All Intellectual Property that Stevens conceives or creates, or to which he contributes, within the scope of his employment (whether or not during regular working hours) shall be considered "work made for hire" so that OnHealth will be the sole author and owner under copyright, trademark, patent, trade secret, or other applicable laws. Stevens waives any rights he may have in such Intellectual Property, and will sign documents or take other actions reasonably necessary or convenient for OnHealth to document, obtain, maintain or assign its rights to such Intellectual Property.

                  (b) Stevens will own all Intellectual Property that he creates, develops and expresses in tangible medium that (i) is not within the scope of his employment, (ii) is not related to any project of OnHealth, (iii) is not created or developed during regular working hours, and (iv) does not use OnHealth' computer systems or other equipment, facilities, Intellectual Property, materials, personnel, or Confidential Information. If Stevens seeks to exploit commercially any Intellectual Property owned by him that he creates while employed with OnHealth, OnHealth shall have the right of first refusal to license or assign such Intellectual Property for commercial exploitation, on such terms as OnHealth and Stevens may mutually agree. If Stevens delivers,




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  discloses, or otherwise makes any Intellectual Property available to OnHealth,
OnHealth will be deemed to own it unless Stevens gives prior written notice of any claim of ownership.

         9.       RESTRICTIVE COVENANTS.

                  (a) A "Competitor" means any person or entity making plans to engage or engaged in the business of providing consumer health-related information, analysis, products, services, applications or tools to the general public through the Internet.

                  (b) In consideration of OnHealth's commitments to provide the benefits in Paragraphs 3(d) and 5(b), Stevens agrees as follows: During his employment with OnHealth and continuing after the termination of employment for any reason for the lesser of 12 months or the longest time permitted by applicable law, Stevens shall not, unless OnHealth gives its prior written consent: (i) manage, operate, control, or be employed by any Competitor; (ii) consult with, act as agent for, or otherwise assist any Competitor to compete or prepare to compete with OnHealth; (iii) own any interest (other than a passive investment interest in a publicly traded company) in any Competitor; (iv) take any action which might divert from OnHealth any opportunity within the scope of its then business; (v) solicit, hire or otherwise engage any person employed by OnHealth within 6 months before Stevens' termination, to perform services for Stevens or any other person; or (vi) solicit, divert, or in any other manner persuade or attempt to persuade any OnHealth Business Partner to alter or discontinue its relationship with OnHealth.

                  (c) The covenants contained in parts (i), (ii) and (iii) of Paragraph 9(b) shall be limited in geographical area to the United States, which Stevens recognizes as the area where most of the entities and persons described in this Paragraph 9 are or may be found from time to time. Stevens acknowledges that the covenants in this Paragraph 9 are reasonable in scope, area and duration and are necessary to further OnHealth's legitimate interests in protecting Confidential Information, and, if applicable, relationships with OnHealth Business Partners. Stevens represents that he has sufficient means of support so that observing these covenants will not prevent him from earning a livelihood or supporting his dependents.

         10.      REMEDIES.

                  (a) FOR ALLEGED BREACH OF PARAGRAPH 6, 7, 8 OR 9. Stevens acknowledges that OnHealth would be greatly injured by, and would have no adequate remedy at law for, Stevens' breach of Paragraph 6, 7, 8 or 9. Stevens therefore consents that if such breach occurs or is threatened, OnHealth may, in addition to all other remedies, enjoin Stevens (together with all persons acting in concert with him) from such breach or threatened breach. If an injunction is granted, the periods in Paragraphs 9 shall be extended so as to commence when such injunction is entered.

                  (b) FOR ANY OTHER BREACH. For a dispute arising out of the alleged breach of any other provision of this Agreement, the following procedures shall apply.


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                           (i)      The parties first will make a good faith
attempt to resolve the dispute through mediation in Seattle, Washington in accordance with the then-current American Arbitration Association ("AAA") National Rules for the Resolution of Employment Disputes. The mediator shall be experienced in mediating general employment matters. If the parties cannot agree on a mediator, then the AAA will select a mediator experienced in mediating general employment matters. Within thirty days after selection of the mediator, the parties and their attorneys will meet in good faith with the mediator for one confidential mediation session. Nothing disclosed, and no document produced, in the course of such discussions which is not independently discoverable may be offered or received as evidence or used for impeachment or for any other purpose in any arbitration or litigation. The request for mediation under this sub-section must be sent within six (6) months of the time the dispute first arises, or the claim will be barred.

                           (ii)     If the dispute is not resolved by mediation,
then the parties shall within ninety (90) days submit the dispute to final and binding arbitration in Seattle, Washington in accordance with the then-current AAA National Rules for the Resolution of Employment Disputes. The sole neutral arbitrator shall be experienced in arbitrating general employment matters. If the parties cannot agree on an arbitrator, then the AAA will select an arbitrator experienced in arbitrating general employment matters, provided that no person may serve as both the mediator and arbitrator with respect to the same dispute. The arbitrator must base his or her award on the provisions of this Agreement and applicable law and must issue a written award, which must include an explanation of the reasons for such award. Any court of competent jurisdiction may enter judgment upon the award.

                  (c) ATTORNEYS' FEES. In any lawsuit or arbitration arising out of or relating to this Agreement, the prevailing party shall recover reasonable his or its costs and reasonable attorneys' fees.

         11. ASSIGNMENT. OnHealth may assign rights and duties under this Agreement, but Stevens may not. This Agreement shall bind Stevens' heirs and personal representatives, and inure to the benefit of OnHealth and its successors and/or assigns.

         12. CONTROLLING LAW/FORUM. Washington law shall govern this Agreement. Subject to Paragraph 10, for any claim or cause of action arising under this Agreement, OnHealth and Stevens consent to the exclusive jurisdiction of any state or federal court within Seattle, Washington, and waive any objection based on jurisdiction or venue, including FORUM NON CONVENIENS.

         13. MISCELLANEOUS. This Agreement is the entire agreement between the parties on its subject matters, and supersedes all prior and contemporaneous discussions and understandings; provided, however, that except as specifically stated in this Agreement, nothing in this Agreement is intended to alter any rights of any party under the 1997 Stock Option Plan, as amended from time to time. No waiver, modification or termination of any term of this




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Agreement shall be effective unless in writing and signed by all parties. If any provision as written is deemed unlawful, overbroad or otherwise unenforceable, the parties submit to the construction which will give OnHealth the maximum
protection  which  is  reasonable  and  permissible   under  the   circumstances
(including, if necessary, a reduction in the time and/or geographic scope of nondisclosure and/or restrictive covenants), or if this is not possible, it shall be deemed severed. OnHealth's failure, delay or forbearance to insist on strict performance of any provision of this Agreement, or to exercise any right or remedy, shall not be construed as a waiver. OnHealth's waiver of any right or remedy in one or more instances shall not excuse Stevens' later strict performance.

STEVENS HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY. IF STEVENS DID NOT DO SO, IT IS BECAUSE HE UNDERSTOOD THE AGREEMENT, AND DID NOT FEEL THAT HE NEEDED LEGAL ADVICE. STEVENS ACKNOWLEDGES THAT THE RESTRICTIONS IN THIS AGREEMENT ARE FAIR AND REASONABLE UNDER THE CIRCUMSTANCES.

RONALD M. STEVENS                           ONHEALTH NETWORK COMPANY


\S\ RONALD STEVENS                                   By \S\ ROBERT GOODMAN
-------------------                                     ----------------------
                                                     Its  PRESIDENT AND CEO
                                                         ---------------------




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